                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated July 31, 1998, included in the Joint Proxy Statement of Megabios Corp. and GeneMedicine, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4) and Prospectus of Megabios Corp. for the registration of shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Palo Alto, California


February 9, 1999